UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 8-K/A



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 August 27, 2001
                                (Date of earliest
                                 event reported)


Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

This 8-K/A is being filed to correct a typographical error in Item 5 of the 8-K filed earlier today.


Item 5.  Other Events.

On August 27, 2001, Commonwealth Edison Company ("ComEd") and several other utilities filed a business plan with the Federal Energy Regulatory Commission ("FERC") describing the creation of Alliance Transmission Company, LLC ("Alliance Transco") as an independent, for-profit transmission company. The companies involved in the Alliance Regional Transmission Organization (the "Alliance Companies") consist of Ameren Corporation, American Electric Power, ComEd, Consumers Energy/Michigan Electric Transmission Company, Dayton Power & Light Company, The Detroit Edison Company/International Transmission Company, Dominion Virginia Electric Power Company, FirstEnergy Corporation, Illinois Power Company, and Northern Indiana Public Service Company--a subsidiary of Nisource Inc. A copy of the press release that the Alliance Companies issued regarding the filing is attached hereto as Exhibit 99.

In connection with the process leading to the FERC filing, ComEd issued a non-binding declaration of intent to divest to Alliance Transco transmission facilities that have a gross book value in excess of $1 billion. That declaration is subject to a number of conditions, including reaching agreement as to the price and consideration for the facilities to be transferred, negotiation and execution of acceptable agreements with respect to the divestiture, authorization of the Boards of Directors of Exelon Corporation, ComEd's parent corporation ("Exelon"), and ComEd, confirmation that National Grid USA ("National Grid") or one of its affiliates will have the contractual right to manage the operations of Alliance Transco and will make substantial capital contributions to the Alliance Transco, and receipt of applicable regulatory approvals and third party consents.

As part of its declaration of intent to divest, ComEd entered into a non-binding memorandum of understanding with National Grid. The memorandum sets forth general principles relating to the divestiture and Alliance Transco as a basis for further discussion. It also notes that the exact amount and form of the consideration that ComEd would receive as part of any divestiture of its transmission facilities to Alliance Transco will be determined following further discussion and analysis of valuation, available cash and tax considerations. Among other conditions, the memorandum is subject to the negotiation and execution of acceptable agreements and approval by the Boards of Directors of Exelon, ComEd and National Grid.

There can be no assurances as to whether or when a divestiture of ComEd's transmission facilities might take place. This report and the attached press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding the possible divestiture of ComEd's transmission facilities and the formation of the Alliance Transco are subject to risks and uncertainties. The failure to obtain required regulatory approvals or to reach the necessary definitive agreements could result in the transactions described being delayed or failing to occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Exelon and ComEd undertake no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances that may occur after the date of this report.

EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      ----------------------

99                  Press release issued by the Alliance Companies on August 28,
                    2001

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         EXELON CORPORATION
                                         COMMONWEALTH EDISON COMPANY

                                         /S/  Randall E. Mehrberg
                                              ----------------------------------
                                              Randall E. Mehrberg
                                              Senior Vice President and General
                                              Counsel -- Exelon Corporation



August 28, 2001